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                               GENERAL MAGIC, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                  EXHIBIT 11.1

                 COMPUTATION OF NET LOSS PER SHARE (Unaudited)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                           Three-Month Periods Ended        Nine-Month Periods Ended
                                                 September 30,                    September 30,
                                        -----------------------------------------------------------------
                                             1997             1996            1997            1996
                                        -----------------------------------------------------------------
Weighted average common shares
     outstanding for the period:

Common stock                                 26,854          26,144           26,741          26,017
                                        =================================================================
Shares used in per share calculation         26,854          26,144           26,741          26,017
                                        =================================================================
Net loss                                $    (4,846)    $   (12,420)       $ (19,363)      $ (31,098)
                                        =================================================================
Net loss per share                      $     (0.18)    $     (0.48)       $   (0.72)      $   (1.20)
                                        =================================================================


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